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PROSPECTUS DATED MARCH 6, 2000                    PRICING SUPPLEMENT NO. 15 TO
PROSPECTUS SUPPLEMENT                     REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                           AUGUST 23, 2000
                                                                  RULE 424(b)(3)

                       Donaldson, Lufkin & Jenrette, Inc.
                                MEDIUM-TERM NOTES
                  Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:             $ 5,000,000                Optional Conversion:            N/A

Price To Public:                99.944%                  Optional Repayment Date:        Non-Call/Life
Underwriting Discount:             .25%
Percentage To Issuer:           99.694%                  Business Day Jurisdiction:      New York

Settlement Date               August 25, 2000            Initial Redemption              N/A
(Original Issue Date):                                   Percentage:

Specified Currency:           US Dollars                 Initial Redemption Date:        N/A

Authorized Denomination:      $1,000                     Annual Redemption               N/A
                                                         Percentage Reduction:

Maturity Date:                August 23, 2002            Book Entry Note or              B/E
                                                         Certificated Note:

Interest Rate:                3 month USD Libor +
                              27 basis points

First Coupon:                 $ 87,966.67

Interest Payment Date:        Quarterly, 23rd day of     Total Amount of OID:            N/A
                              May, Aug., Nov., and
                              Feb., or as modified

Interest Determination Date:  2 London business days     Day Count:                      Act/360
                              prior to the Interest
                              Payment Dates

                                                         CUSIP:                          25766CCQ5

First Interest Date:          November 24, 2000

Paying Agent:                 The Chase Manhattan
                              Bank

Settlement:                   DTC#: 443
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CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE
ACCOMPANYING PROSPECTUS SUPPLEMENT.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION